Filed pursuant to Rule 433(d) - Registration No. 333-132109

Nomura Home Equity Loan, Inc. Home Equity Loan Trust, Series 2006-AF1 Issuing Entity
Asset-Backed Certificates, Series 2006-AF1
$372 Million (+/- 10%)
(Approximate)

Free Writing Prospectus October 27, 2006
Nomura Home Equity Loan, Inc.
Depositor Commission File Number: 333-132109

Recipients must read the information contained in the Information Statement on page 2. Do not use or rely on this information if you have not received or reviewed the Information Statement. If you have not received the Information Statement, call your Underwriter account representative for another copy. This Free Writing Prospectus supersedes any previously distributed information relating to the securities discussed in this communication and will be superseded by the information set forth in any subsequently distributed Free Writing Prospectus. Each Underwriter is acting as underwriter/placement agent and not as an agent for the Depositor in connection with the proposed transaction.

Nomura Home Equity Loan, Inc. (the “Depositor”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling 1-866-884-2071.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell such securities to you is conditioned on the mortgage loans and the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the Issuing Entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the Issuing Entity or any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus supersedes the information in any free writing prospectus previously delivered in connection with this offering, to the extent that this free writing prospectus is inconsistent with any information in any free writing prospectus delivered in connection with this offering.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

INFORMATION STATEMENT

The information set forth herein (the “Free Writing Prospectus”), together with any accompanying information, may be based only on a statistical sample of Mortgage Loans (defined below) (the “Statistical Pool”) expected to be included in the trust along with other Mortgage Loans on the Closing Date (defined below). In addition, certain Mortgage Loans contained in the Statistical Pool may be deleted from the pool of Mortgage Loans delivered to the trust on the Closing Date (the “Final Pool”). The Statistical Pool may not necessarily represent a statistically relevant sample, notwithstanding any contrary references herein. Furthermore, it is expected that the Statistical Pool will be larger than the Final Pool, and the aggregate principal balances of the Mortgage Loans in the Final Pool will be reduced from the Statistical Pool as described in this Free Writing Prospectus. Although the depositor, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC believe the information with respect to the Statistical Pool will be representative of the Final Pool (except with respect to aggregate principal balance of the Mortgage Loans, as described above), the collateral characteristics of the Final Pool may nonetheless vary from the collateral characteristics of the Statistical Pool.

If you have received this communication in error, please notify the sending party immediately by telephone and return the original to such party by mail.

Structural Summary

Structure Overview
Class	Initial Principal Balance ($) (1) (2)	Expected Rating (S&P/ Moody's) (2)	Coupon Type	Day Count	WAL (years) (3)(4)	Principal Window (months) (3)(4)	Legal Final Maturity
A-1	165,640,000	AAA/Aaa	Fixed (6)	30/360	1.00	1 - 25	October 2036
A-2	21,061,000	AAA/Aaa	Fixed (6)	30/360	2.25	25 - 29	October 2036
A-3	50,016,000	AAA/Aaa	Fixed (6)	30/360	3.00	29 - 45	October 2036
A-4	104,843,000	AAA/Aaa	Floating (5)	Actual/360	6.15	45 - 96	October 2036
M-1	15,077,000	AA+/Aa2	Fixed (6)	30/360	5.28	37 - 96	October 2036
M-2	10,424,000	A+/A2	Fixed (6)	30/360	5.27	37 - 96	October 2036
M-3	5,211,000	BBB+/ Baa2	Fixed (6)	30/360	5.26	37 - 96	October 2036
Total	372,272,000

(1)	Approximate. Subject to a permitted variance of plus or minus 10%.

(2)	Final class sizes and ratings may vary and will be contingent on the Final Pool, excess spread and other structural attributes.

(3)	Run to the 10% optional termination.

(4)
Run at 100% PPC which assumes: the outstanding principal balance of a pool of mortgage loans prepays at a constant prepayment rate ("CPR") equal to 10% in the first month of the life of such pool, such rate increasing by approximately an additional 1.36% CPR (15%/11) each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining constant at 25% CPR for the remainder of the life of such pool.

(5)
The pass-through rate for the Class A-4 Certificates for each Distribution Date is a per annum rate equal to the lesser of (i) the sum of One-Month LIBOR for that Distribution Date plus (A) on or prior to the first possible optional termination date the margin and (B) after the first possible optional termination date two times the margin and (ii) the applicable Net WAC Pass-Through Rate.

(6)	Subject to a cap as described herein (see “Net WAC Pass-Through Rate” herein) and a step-up if applicable as described herein (see “Coupon Step-up” herein).

Transaction Overview

Title of Series:	Nomura Home Equity Loan, Inc., Home Equity Loan Trust Series 2006-AF1, Asset-Backed Certificates, Series 2006-AF1
Cut-off Date:	October 1, 2006
Closing Date:	On or about November 3, 2006
Investor Settlement Date:	On or about November 3, 2006
Depositor:	Nomura Home Equity Loan, Inc.
Underwriter(s):
Greenwich Capital Markets, Inc. as lead manager (the “Lead Manager”), along with Wachovia Capital Markets, LLC (the “Co-Manager”, together with the Lead Manager, the “Underwriters”) and one or more additional underwriters, if any, specified in any subsequent free writing prospectus or the final Prospectus Supplement.

Sponsor:
Nomura Credit & Capital, Inc. The Sponsor will be making customary loan-level representations and warranties to the Depositor pursuant to a purchase agreement to be entered into between the Sponsor and the Depositor.

Master Servicer and Securities Administrator:	Wells Fargo Bank, N.A.
Servicers:
Approximately 0.50% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date will be serviced by Wells Fargo Bank, N.A. (“Wells Fargo”). GMAC Mortgage Corporation (“GMACM”, together with Wells Fargo, the “Servicers”) will service the remainder of the Mortgage Loans, or approximately 99.50% by aggregate principal balance as of the Cut-off Date. The Sponsor will retain the right to appoint a successor servicer to GMACM meeting parameters more fully described in a subsequent free writing prospectus or the final Prospectus Supplement.

Special Servicer:	The Sponsor and/or its assignee will reserve the right to appoint a special servicer with respect to the Mortgage Loans serviced by GMACM.
Originators:
The principal originator of the Mortgage Loans is Lancaster Mortgage Bankers, LLC, with respect to approximately 12.77% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date. The remainder of the Mortgage Loans were originated by various originators, none of which originated 10% or more of the Mortgage Loans.

Trustee:	HSBC Bank USA, National Association
Custodian:	Wells Fargo Bank, N.A.
Credit Risk Manager:
Wells Fargo Bank, N.A., as Credit Risk Manager for the trust, will monitor the performance of and make recommendations to each Servicer regarding certain delinquent and defaulted Mortgage Loans serviced by such Servicer. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by each Servicer in performing its advisory and monitoring functions.

Cap Provider:	A cap provider acceptable to each of the rating agencies rating the Senior Certificates.
Cap Agreement:
The Class A-4 Certificates will have the benefit of an interest rate cap agreement (the “Cap Agreement”) provided by the Cap Provider. Pursuant to the Cap Agreement, commencing on the Distribution Date in November 2006 and ending immediately following the Distribution Date in October 2014, the Cap Provider will pay the Securities Administrator for the benefit of the Class A-4 Certificates an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a specified strike rate for the related Distribution Date (subject to a maximum rate of 10.20%); (2) the lesser of (a) the scheduled notional amount (the “Cap Notional Amount”) for the related Distribution Date and (b) the certificate principal balance of the Class A-4 Certificates immediately preceding the Distribution Date; and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

The Cap Notional Amount and strike rate for each Distribution Date occurring during the term of the Cap Agreement is set forth in this Free Writing Prospectus in Annex A.

Type of Offering:	The Offered Certificates will be offered at the fixed prices set forth in the final prospectus supplement.
Form of Registration:	The trust will issue the Offered Certificates initially in book-entry form through DTC, Clearstream Luxembourg and Euroclear.
Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.
Distribution Date:	The 25th day of each calendar month beginning in November 2006, or if such day is not a business day, then the following business day.
Record Date:
For each class of Offered Certificates (as defined below) (other than the Class A-4 Certificates) and for any Distribution Date, the last business day of the month preceding the month in which such Distribution Date occurs. For the Class A-4 Certificates, the business day preceding the applicable Distribution Date so long as such certificates remain in book-entry form; otherwise the record date shall be the same as for the other classes of Offered Certificates.

Last Scheduled Distribution Date:
The Distribution Date in October 2036 will be the last scheduled Distribution Date for the Offered Certificates. It is possible that the certificate principal balance of any class of Offered Certificates may not be fully paid or reduced to zero by said date.

Prepayment Period:
With respect to any Distribution Date, the 14th day of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Closing Date) through the 13th day of the month in which the Distribution Date occurs.

Certificate Designations:
Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the “Senior Certificates”);

Class M-1, Class M-2 and Class M-3 Certificates (collectively, the “Mezzanine Certificates”);

The Senior Certificates and the Mezzanine Certificates are offered hereby (collectively, the “Offered Certificates”).

Additional Classes:
The Class P Certificates, Class X Certificates and one or more classes of noneconomic residual certificates (the “Residual Certificates”) will not be publicly offered. Any information with regard to those classes is only provided to enhance the understanding of the Offered Certificates.

Optional Termination:
At its option, the Master Servicer may purchase all but not less than all of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) in the trust fund and thereby effect early retirement of the certificates if on such Distribution Date the aggregate stated principal balance of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Taxation - REMIC:
For federal income tax purposes, the trust will make multiple real estate mortgage investment conduit (each a “REMIC”) elections, organized in a tiered REMIC structure. The Offered Certificates (exclusive of any right to receive payments from the Supplemental Interest Trust or the reserve fund, or the obligation to make payments to the Supplemental Interest Trust) will represent beneficial ownership of “regular interests” in the related REMIC.

Each Residual Certificate will represent the beneficial ownership of “residual interests” in one or more related REMICs.

Certain classes of Offered Certificates may be issued with original issue discount for federal income tax purposes.

Ratings:
The Offered Certificates are expected to be rated by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) with the ratings indicated in the table on page 3 of this Free Writing Prospectus. The Offered Certificates may be rated by additional rating agencies.

Credit Enhancement Structure:	Senior/subordination; excess spread and overcollateralization.
ERISA Eligibility:
The Offered Certificates are expected to be eligible for purchase by employee benefit plans and similar plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986 that qualify under an investor-based prohibited transaction class exemption, as described in the prospectus.

SMMEA Eligibility:	The Senior Certificates and the Class M-1 Certificates will be SMMEA eligible. The Class M-2 Certificates and Class M-3 Certificates will not be SMMEA eligible.

Summary of Terms

All numerical information contained in this Free Writing Prospectus is subject to a permitted variance of +/- 10%.

Due Period:
With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Net Mortgage Rate:
For any Mortgage Loan and Distribution Date shall be a per annum rate equal to the applicable mortgage rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the Fee Rates.

Fee Rates:
The Fee Rates payable to the Servicers and the Master Servicer, where applicable, the premium payable in connection with any lender paid primary mortgage insurance, which aggregate to a weighted average per annum rate of approximately 0.2721%, payable monthly.

Interest Accrual Period:
Interest on the Offered Certificates (other than the Class A-4 Certificates) will accrue during the calendar month preceding the related Distribution Date. The Interest Accrual Period for the Class A-4 Certificates will be (a) as to the Distribution Date in November 2006, the period commencing on the Closing Date and ending on the day immediately preceding such Distribution Date, and (b) as to any Distribution Date after the Distribution Date in November 2006, the period commencing on the Distribution Date in the month immediately preceding the month in which that Distribution Date occurs and ending on the day immediately preceding that Distribution Date. Interest will be calculated on a 30/360 basis for all classes of Offered Certificates other than the Class A-4 Certificates, which shall accrue interest on an actual/360 basis.

Interest Distribution Amount:
For any class of Offered Certificates, on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the certificate principal balance, of that class immediately prior to such Distribution Date at the applicable pass-through rate for such class, and reduced (to an amount not less than zero), in the case of each such class, by the allocable share, if any, for such class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicers or the Master Servicer and shortfalls resulting from the application of the Servicemembers Civil Relief Act of 2003, as amended, or similar state and local laws.

Interest Carry Forward Amount:
For any class of Offered Certificates on any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such class of Offered Certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class of Offered Certificates remaining unpaid from the previous Distribution Date, plus interest on such amount for the related Interest Accrual Period at the applicable Pass-Through Rate, subject to the applicable Net WAC Pass-Through Rate.

Senior Interest Distribution Amount:
For each class of Senior Certificates on any Distribution Date, an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for such class and the Interest Carry Forward Amount, if any, for such Distribution Date for such class.

Compensating Interest:
With respect to each Distribution Date, each Servicer is required to make payments in respect of Prepayment Interest Shortfalls on the Mortgage Loans serviced by such Servicer. With respect to any Distribution Date and GMACM, payments in respect of Compensating Interest will be an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls on the Mortgage Loans serviced by it for such Distribution Date and (b) one half of the aggregate servicing fee due GMACM on the Mortgage Loans serviced by GMACM for such Distribution Date. With respect to any Distribution Date and Wells Fargo, payments in respect of Compensating Interest will be an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls on the Mortgage Loans serviced by Wells Fargo for such Distribution Date and (b) the aggregate servicing fee due Wells Fargo on the Mortgage Loans serviced by it for such Distribution Date. If a Servicer does not satisfy its obligation with respect to the payment of Compensating Interest, the Master Servicer will be required to make payments of Compensating Interest in an amount up to the master servicing fee (other than the portion thereof that represents the fee payable to the Credit Risk Manager) payable to the Master Servicer for the related Distribution Date.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.
Principal Funds:
With respect to any Distribution Date and the Mortgage Loans, an amount generally equal to the sum, without duplication, of (i) the scheduled principal collected during the related Due Period or advanced on or before the servicer remittance date, (ii) principal prepayments, exclusive of any prepayment charges, collected during the related Prepayment Period, (iii) the stated principal balance of each Mortgage Loan repurchased by the Sponsor or the related Servicer, (iv) the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage Loan is less than the aggregate unpaid principal balance of any deleted Mortgage Loan delivered by the Sponsor or the related Servicer in connection with a substitution of a Mortgage Loan, (v) all liquidation proceeds and subsequent recoveries collected during the related Prepayment Period, to the extent such liquidation proceeds and subsequent recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period, and (vi) the principal portion of the purchase price of the Mortgage Loans (and all assets acquired in respect of the Mortgage Loans) upon the exercise by the Master Servicer of the Optional Termination right, minus (vii) amounts payable or reimbursable to the Servicers, the Master Servicer, the Securities Administrator, the Trustee or the Custodian as provided in the pooling and servicing agreement and to the extent not paid or reimbursed from the Interest Remittance Amount.

Interest Remittance Amount:
With respect to any Distribution Date, that portion of the Available Distribution Amount for such Distribution Date generally equal to the sum, without duplication, of (i) all scheduled interest on each Mortgage Loan (adjusted to the Net Mortgage Rate) received during the related Due Period, (ii) all advances relating to interest made by the Servicers or Master Servicer for such Distribution Date, (iii) all Compensating Interest for that Distribution Date paid by the Servicers or the Master Servicer, (iv) liquidation proceeds and subsequent recoveries, to the extent such liquidation proceeds and subsequent recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the related Prepayment Period, (v) the interest portion of proceeds of the repurchase of any Mortgage Loans remitted to the Securities Administrator for that Distribution Date, and (vi) the interest portion of the purchase price of the Mortgage Loans (and all assets acquired in respect of the Mortgage Loans) upon exercise by the Master Servicer of the Optional Termination right, minus (vii) amounts reimbursable to the Servicers, the Master Servicer, the Securities Administrator, the Trustee, the Custodian and the Credit Risk Manager.

Realized Losses:
Shall mean (a) for any defaulted Mortgage Loan, the excess of the stated principal balance of such defaulted Mortgage Loan over the net liquidation proceeds with respect thereto, (b) for any Mortgage Loan that has become the subject of a Deficient Valuation, the excess of the stated principal balance of such Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or (c) for any Mortgage Loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on such Mortgage Loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on such Mortgage Loan, discounted monthly at the applicable mortgage rate. To the extent a Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent that such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of Offered Certificates on any Distribution Date.

Debt Service Reduction:
Means a reduction in the amount of the monthly payment due on a Mortgage Loan as established by a bankruptcy court in a bankruptcy of the related mortgagor, except a reduction constituting a Deficient Valuation.

Deficient Valuation:
With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding under the United States Bankruptcy Code.

Monthly Servicer Advances:
Each Servicer will be obligated to make advances of delinquent monthly principal and interest payments with respect to the Mortgage Loans serviced by such Servicer, but only to the extent such amounts are deemed recoverable by the related Servicer. In the event a Servicer fails to make a required advance the Master Servicer will be required to do so subject to its determination of recoverability.

Net Monthly Excess Cashflow:
With respect to any Distribution Date, means the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the aggregate amount of the Senior Interest Distribution Amount payable to the Senior Certificates and the Interest Distribution Amount payable to the Mezzanine Certificates, (B) the Principal Funds payable to the Offered Certificates for that Distribution Date; and (C) any Net Swap Payment or Swap Termination Payment (not caused by a Swap Provider trigger event) owed to the Swap Provider.

Credit Enhancement:
Subordination

The Senior Certificates will have a payment priority over the Mezzanine Certificates. Among the classes of Mezzanine Certificates, each class of Mezzanine Certificates with a lower numerical designation will have a payment priority over each class of Mezzanine Certificates with a higher numerical designation.

Excess Spread and Overcollateralization

The Mortgage Loans are expected to generate more interest than is needed to pay interest on the Offered Certificates because the weighted average Net Mortgage Rate of the Mortgage Loans will be higher than the weighted average pass-through rate on the Offered Certificates and, as overcollateralization increases, such higher interest rate is paid on a principal balance of Mortgage Loans that is larger than the aggregate certificate principal balance of the Offered Certificates. Interest payments received in respect of the Mortgage Loans in excess of the amount that is needed to pay interest on the Offered Certificates, related trust expenses and supplemental interest trust expenses and amounts payable pursuant to clauses (7) and (8) under “Payment Priority” herein will be used to reduce the total certificate principal balance of the Senior Certificates and the Mezzanine Certificates until a level of overcollateralization equaling approximately 1.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date has been achieved. The Overcollateralization Amount will provide credit support to the Offered Certificates.

As of the Closing Date, the initial Overcollateralization Amount will be approximately $550. It is anticipated that over time overcollateralization will increase to meet the Required Overcollateralization Amount.

Allocation of Losses:
Any Realized Losses on the Mortgage Loans, to the extent they exceed the Net Monthly Excess Cashflow (if any), the Overcollateralization Amount and payments received from the Swap Provider in respect of the Interest Rate Swap Agreement, will be allocated on any Distribution Date to the Mezzanine Certificates, in the reverse order of their payment priority.

There will be no allocation of Realized Losses to the Senior Certificates. Investors in the Senior Certificates should note, however, that although Realized Losses cannot be allocated to such certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Senior Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such certificates will no longer accrue interest and such allocated amounts will not be reinstated thereafter. However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, if any is available for such Distribution Date, and from Net Swap Payments paid by the Swap Provider, if any.

Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate certificate principal balance of the Senior Certificates and the Mezzanine Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the holders of the Offered Certificates against shortfalls in payments on the Offered Certificates.

Prior to the Stepdown Date, the Required Overcollateralization Amount will be approximately 1.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  After the Stepdown Date and so long as a Trigger Event is not in effect, the Required Overcollateralization Amount will be equal to the greater of (i) approximately 3.00% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses on the Mortgage Loans incurred during the related Prepayment Period) and (ii) approximately 0.35% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect, the Required Overcollateralization Amount for such Distribution Date will be equal to the Required Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, Net Monthly Excess Cashflow (if any) and amounts received in respect of the Interest Rate Swap Agreement, if available, will be applied first to pay principal on the Senior Certificates then to pay principal on the Mezzanine Certificates until the Overcollateralization Amount equals the Required Overcollateralization Amount.

Overcollateralization Increase Amount:
With respect to any Distribution Date, the lesser of (i) Net Monthly Excess Cashflow (after taking into account amounts payable pursuant to clauses (7) and (8) under “Payment Priority” herein) or (ii) the excess, if any, of (a) the Required Overcollateralization Amount over (b) the Overcollateralization Amount on such Distribution Date.

Overcollateralization Reduction Amount:
With respect to any Distribution Date, the lesser of (x) the Principal Funds for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date over (ii) the Required Overcollateralization Amount for such Distribution Date.

Stepdown Date:
The later to occur of (x) the Distribution Date occurring in November 2009, and (y) the first Distribution Date on which the Credit Enhancement Percentage (“Credit Enhancement Percentage” or also referred to as “CE %”) of the Senior Certificates (calculated for this purpose only after taking into account the receipt of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Offered Certificates) is greater than or equal to approximately 19.50%.

Interest Rate Swap Agreement:
The Offered Certificates will have the benefit of an interest rate swap agreement (the “Interest Rate Swap Agreement”) provided by a swap provider acceptable to each of the rating agencies rating the Senior Certificates (the “Swap Provider”) commencing on the Distribution Date in October 2007 and terminating immediately following the Distribution Date in October 2011.

The Interest Rate Swap Agreement will be held through a supplemental interest trust (the “Supplemental Interest Trust”). The Trustee, as supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”), will enter into the Interest Rate Swap Agreement with the Swap Provider.

Pursuant to the Interest Rate Swap Agreement, on or prior to each Distribution Date during the term of the Interest Rate Swap Agreement (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider calculated at a rate equal to 1/12 of the product of (a) 5.15% per annum and (b) the swap notional amount (the “Swap Notional Amount”) for such Distribution Date, and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Offered Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such Distribution Date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the Interest Accrual Period and the denominator of which is 360. The Swap Notional Amount for each Distribution Date shall be equal to the scheduled swap notional amount set forth in the Interest Rate Swap Agreement for such Distribution Date (the “Scheduled Swap Notional Amount”). The Scheduled Swap Notional Amount for each Distribution Date occurring during the term of the Interest Rate Swap Agreement is set forth in this Free Writing Prospectus in Annex B.

A net payment will be required to be made on each Distribution Date during the term of the Interest Rate Swap Agreement (each such net payment, a “Net Swap Payment”) (a) by the Securities Administrator to the Swap Provider to the extent that the Fixed Swap Payment exceeds the corresponding Floating Swap Payment, or (b) by the Swap Provider to the Securities Administrator, to the extent the Floating Swap Payment exceeds the corresponding Fixed Rate Payment. Any such Net Swap Payment will be deposited into the Supplemental Interest Trust and will be available for distribution as set forth below.

Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator or the Swap Provider may be liable to make a swap termination payment (a “Swap Termination Payment”) to the other party (regardless of which party has caused the termination) in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event the Securities Administrator is required to make a Swap Termination Payment, the trust will be required to make a payment to the Securities Administrator in the same amount, which amount will be paid by the trust on or prior to the related Distribution Date and on any subsequent Distribution Dates until paid in full, prior to any distribution to the Offered Certificates, except for certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Provider, for which payments by the trust to the Securities Administrator will be subordinated to all distributions to the Offered Certificates.

Except as described in the preceding sentence, amounts payable by the trust will be deducted from available funds before distributions to the certificateholders.

•  Any Net Swap Payment payable to the Securities Administrator on behalf of the Supplemental Interest Trust by the Swap Provider will be distributed on the related Distribution Date as follows:

(1)  to the holders of the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain or restore (but in no instance to achieve) the Required Overcollateralization Amount prior to taking into account distributions made pursuant to clause (9) under “Payment Priority”;

(2)  to the Senior Certificates, the Senior Interest Distribution Amount for such Distribution Date and any Senior Interest Distribution Amount remaining unpaid from a prior Distribution Date, on a pro rata basis based on the entitlement of each such class, after giving effect to distributions of such amounts pursuant to clause (2) under “Payment Priority”;

(3)  to the Mezzanine Certificates, in the order of the payment priority for each such class, the Interest Distribution Amount for such Distribution Date and any Interest Carry Forward Amounts for each such class and Distribution Date, after giving effect to distributions of such amounts pursuant to clause (3) under “Payment Priority” but prior to the distribution of Net Monthly Excess Cashflow pursuant to clause (8) under “Payment Priority”;

(4)  to the Mezzanine Certificates, in the order of the payment priority for each such class, any applicable deferred amounts, on such Distribution Date prior to the distribution of Net Monthly Excess Cashflow pursuant to clause (7) under “Payment Priority;

(5)  to the Class A-4 Certificates, any applicable Net WAC Rate Carryover Amounts, prior to giving effect to any withdrawals from the reserve fund from amounts available to be paid in respect of Net WAC Rate Carryover Amounts pursuant to clause (10) under “Payment Priority” and from payments received pursuant to the Cap Agreement on such Distribution Date; and

(6)  to the Class X Certificates, any remaining amounts.

Notwithstanding the foregoing, in no instance will such payments (other than payments made under clause (6) above) be made other than to the extent of losses and Net WAC Rate Carryover Amounts with respect to the Class A-4 Certificates.

Credit Enhancement Percentage:	The Credit Enhancement Percentage for any class of Offered Certificates and any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate certificate principal balance of the class or classes of Offered Certificates subordinate thereto and (ii) the Overcollateralization Amount by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the Offered Certificates then entitled to distributions of principal on such Distribution Date.

		Initial CE%	Initial Targeted	Target CE%
Class	(S&P/Moody’s)	(approx.)*	CE% (approx.)*	(approx.)**
A***	AAA/Aaa	8.25%	9.75%	19.50%
M-1	AA+/Aa2	4.20%	5.70%	11.40%
M-2	A+/A2	1.40%	2.90%	5.80%
M-3	BBB+/Baa2	0.00%	1.50%	3.00%

*Prior to the Stepdown Date, based on the aggregate loan balance of the Mortgage Loans as of the Cut-off Date.

** On or after the Stepdown Date, based on the aggregate loan balance of the Mortgage Loans as of such date of determination.

***Refers to the Senior Certificates collectively.

Net WAC Pass-Through Rate:
With respect to each Distribution Date and the Offered Certificates other than the Class A-4 Certificates, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period.

With respect to each Distribution Date and the Class A-4 Certificates, a per annum rate equal to the excess of (a) the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period over (b) the sum of (i) the product of (x) any Net Swap Payment owed to the Swap Provider on such Distribution Date divided by the certificate principal balance of the Class A-4 Certificates immediately prior to the such Distribution Date and (y) 12 and (ii) the product of (x) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust on such Distribution Date, divided by the certificate principal balance of the Class A-4 Certificates immediately prior to the such Distribution Date and (y) 12. The Net WAC Pass-Through Rate applicable to the Class A-4 Certificates will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Net WAC Rate Carryover Amount:
On any Distribution Date, will be an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class would have been entitled to receive on such Distribution Date if the applicable Net WAC Pass-Through Rate had not been applicable to such class on such Distribution Date over (y) the amount of interest paid at the applicable Net WAC Pass-Through Rate on such Distribution Date plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with accrued interest on such amount for the related Interest Accrual Period at the applicable Net WAC Pass-Through Rate. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of available funds.

Available Distribution Amount:	For any Distribution Date, an amount equal to the sum of the Interest Remittance Amount for that Distribution Date and the Principal Funds for that Distribution Date.
Principal Distribution Amount:
For any Distribution Date, an amount generally equal to the aggregate amount of the principal portion of all scheduled payments on the Mortgage Loans due during the related Due Period (whether or not received prior to the Determination Date), all unscheduled payments of principal received during the related Prepayment Period, insurance proceeds, liquidation proceeds, and any principal amounts related to the repurchase of any Mortgage Loans, that are received during the related Prepayment Period, in each case net of amounts reimbursable to the Trustee, the Servicers, and the Master Servicer plus the Overcollateralization Increase Amount, if any, or minus the Overcollateralization Reduction Amount, if any. In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate certificate principal balance of the Offered Certificates.

Senior Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount.

With respect to each Distribution Date which occurs on or after the Stepdown Date (if no Trigger Event exists), will be the amount, if any, by which (x) the aggregate certificate principal balance of the Senior Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 80.50% and (ii) the aggregate principal balance of the Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the aggregate principal balance of the Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The Senior Principal Distribution Amount will generally be distributed to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, sequentially, in that order until the certificate principal balance of each such class is reduced to zero; provided that on any Distribution Date which occurs after the Certificate Principal Balances of the Mezzanine Certificates have been reduced to zero distributions in respect of principal to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be made concurrently, on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero.

Class M-1 Principal Distribution Amount:
With respect to each Distribution Date prior to the Stepdown Date, or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount remaining after payment of the Senior Principal Distribution Amount to the Senior Certificates on such Distribution Date.

With respect to each Distribution Date which occurs on or after the Stepdown Date (if no Trigger Event exists), will be the amount, if any, by which (x) the sum of (i) the aggregate certificate principal balances of the Senior Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 88.60% and (ii) the aggregate principal balance of the Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the aggregate principal balance of the Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate principal balance of the Mortgage Loans as of the Cutoff Date.

Class M-2 Principal Distribution Amount:
With respect to each Distribution Date prior to the Stepdown Date, or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount remaining after payment of the Senior Principal Distribution Amount to the Senior Certificates and the Class M-1 Principal Distribution Amount to the Class M-1 Certificates on such Distribution Date.

With respect to each Distribution Date which occurs on or after the Stepdown Date (if no Trigger Event exists), will be the amount, if any, by which (x) the sum of (i) the aggregate certificate principal balances of the Senior Certificates and Class M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 94.20% and (ii) the aggregate principal balance of the Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the aggregate principal balance of the Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-3 Principal Distribution Amount:
With respect to each Distribution Date prior to the Stepdown Date, or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount remaining after payment of the Senior Principal Distribution Amount to the Senior Certificates, the Class M-1 Principal Distribution Amount to the Class M-1 Certificates and the Class M-2 Principal Distribution Amount to the Class M-2 Certificates, in each case on such Distribution Date.

With respect to each Distribution Date which occurs on or after the Stepdown Date (if no Trigger Event exists), will be the amount, if any, by which (x) the sum of (i) the aggregate certificate principal balances of the Senior Certificates, Class M-1 Certificates and Class M-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 97.00% and (ii) the aggregate principal balance of the Mortgage Loans for such Distribution Date and (B) the amount, if any, by which (i) the aggregate principal balance of the Mortgage Loans for such Distribution Date exceeds (ii) 0.35% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Coupon Step-up:
On each Distribution Date following the first possible date on which the Optional Termination may be exercised, the pass-through rates on the Offered Certificates (other than the Class A-4 Certificates) will increase by 0.50% per annum, in each case, subject to the applicable Net WAC Pass-Through Rate. On each Distribution Date following the first possible date on which the Optional Termination may be exercised, the margin applicable to the Class A-4 Certificates will increase to two times, subject to the applicable Net WAC Pass-Through Rate.

Trigger Event:
A Trigger Event is in effect if either the Delinquency Test or Cumulative Loss Test is violated.
Delinquency Test:

The determination on any Distribution Date that the percentage obtained by dividing (i) the aggregate stated principal balance of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure or discharged in bankruptcy or real estate acquired by the trust in respect of any Mortgage Loan by foreclosure, sale, disposition or otherwise (“REO Property”)) by (ii) the aggregate stated principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 32.41% of the Credit Enhancement Percentage of the Senior Certificates for the prior Distribution Date.
Cumulative Loss Test:

The determination on any Distribution Date that the aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage
November 2009 to October 2010	0.90%*
November 2010 to October 2011	1.60%*
November 2011 to October 2012	2.25%*
November 2012 to October 2013	2.65%*
November 2013 and thereafter	2.70%

*The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Payment Priority:
On each Distribution Date, the Available Distribution Amount will be distributed as follows:

1.         From the Interest Remittance Amount, any Net Swap Payment and any Swap Termination Payment paid to the Supplemental Interest Trust and owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement)) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee;

2.         From the Interest Remittance Amount remaining after payments pursuant to clause (1) above, to pay the Senior Interest Distribution Amount for such Distribution Date and any Senior Interest Distribution Amount remaining unpaid from a prior Distribution Date to the Senior Certificates on a pro rata basis based on the entitlement of each such class;

3.       From the Interest Remittance Amount remaining after payments pursuant to clauses (1) and (2) above, to pay the Interest Distribution Amount for such Distribution Date to the Mezzanine Certificates on a sequential basis;

4.         To the Supplemental Interest Trust from the Principal Distribution Amount, any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (as defined in the ISDA Master Agreement and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) remaining unpaid after the distribution of the Interest Remittance Amount on such Distribution Date;

5.         From the Principal Distribution Amount remaining after payments pursuant to clause (4) above, to pay principal on the Senior Certificates, in accordance with the principal payment provisions described in “Senior Principal Distribution Amount”, the Senior Principal Distribution Amount until the certificate principal balance of each such class has been reduced to zero;

6.         From the Principal Distribution Amount remaining after payments pursuant to clauses (4) and (5) above, to pay principal to the Class M-1, Class M-2 and Class M-3 Certificates, in that order, in the amounts specified under “Class M-1 Principal Distribution Amount”, “Class M-2 Principal Distribution Amount” and “Class M-3 Principal Distribution Amount”, in each case, until the certificate principal balance of each such class has been reduced to zero;

7.         From Net Monthly Excess Cashflow, if any, any applicable deferred amounts to the Mezzanine Certificates, in the order of the payment priority for each such class;

8.         From remaining Net Monthly Excess Cashflow, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, on a sequential basis;

9.         From remaining Net Monthly Excess Cashflow, if any, to the Offered Certificates then entitled to receive distributions in respect of principal up to an amount equal to the Overcollateralization Increase Amount in order to reduce the certificate principal balance of such certificates to the extent necessary to achieve, restore or maintain the Required Overcollateralization Amount, to be distributed as part of the Principal Distribution Amount;

10.       From remaining Net Monthly Excess Cashflow, if any, to pay the applicable Net WAC Rate Carryover Amount on the Senior Certificates, on a pro rata basis, and then to the Mezzanine Certificates, on a sequential basis;

11.       To the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Provider in the event of a Swap Provider Trigger Event and the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) not paid on prior Distribution Dates and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee; and

12.       To pay any remaining amount to the non-offered certificates in accordance with the pooling and servicing agreement.

Notwithstanding the foregoing, distributions pursuant to clauses (7), (8), (9) and (10) above on any Distribution Date will be made after giving effect to payments received pursuant to the Interest Rate Swap Agreement and pursuant to the Cap Agreement.

ANNEX A

The Cap Notional Amount and strike rate for each Distribution Date during the term of the Cap Agreement will be the related notional amount and strike rate set forth below. The strike rate is subject to a maximum rate of 10.20%.

Distribution Date	Cap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)	Strike Rate (subject to a permitted variance of plus or minus 10%)
November 2006	104,843,000.00	9.87815
December 2006	104,843,000.00	7.16404
January 2007	104,843,000.00	6.92333
February 2007	104,843,000.00	6.92339
March 2007	104,843,000.00	7.69739
April 2007	104,843,000.00	6.92352
May 2007	104,843,000.00	7.16438
June 2007	104,843,000.00	6.92367
July 2007	104,843,000.00	7.16455
August 2007	104,843,000.00	6.92383
September 2007	104,843,000.00	6.92389
October 2007	104,843,000.00	7.16476
November 2007	104,843,000.00	6.92403
December 2007	104,843,000.00	7.16490
January 2008	104,843,000.00	6.92416
February 2008	104,843,000.00	6.92423
March 2008	104,843,000.00	7.42253
April 2008	104,843,000.00	6.92437
May 2008	104,843,000.00	7.16526
June 2008	104,843,000.00	6.92451
July 2008	104,843,000.00	7.16540
August 2008	104,843,000.00	6.92465
September 2008	0.00	N/A
October 2008	0.00	N/A
November 2008	0.00	N/A
December 2008	0.00	N/A
January 2009	0.00	N/A
February 2009	0.00	N/A
March 2009	3,896,169.08	7.69929
April 2009	9,237,735.78	6.92524
May 2009	14,371,868.86	7.16616
June 2009	19,306,609.04	6.92540
July 2009	24,049,685.84	7.16632
August 2009	28,608,529.60	6.92555
September 2009	32,990,283.04	6.92563
October 2009	37,201,812.38	7.16656
November 2009	41,249,718.04	6.92579
December 2009	45,140,344.91	7.16673
January 2010	45,140,344.91	6.92595
February 2010	45,140,344.91	6.92603
March 2010	45,140,344.91	7.70033
April 2010	45,140,344.91	6.92619
May 2010	45,140,344.91	7.16715
June 2010	45,140,344.91	6.92635
July 2010	46,331,205.09	7.16732
August 2010	48,611,962.86	6.92652
September 2010	49,760,799.67	6.92661
October 2010	49,347,972.32	7.16758
November 2010	48,913,964.75	6.92678
December 2010	48,460,498.82	7.16776
January 2011	47,989,208.04	6.92695
February 2011	47,501,583.96	6.92704
March 2011	46,999,153.53	7.70146
April 2011	46,483,308.31	6.92721
May 2011	45,955,366.30	7.16821
June 2011	45,416,575.28	6.92739
July 2011	44,868,052.43	7.16840
August 2011	44,310,979.03	6.92758
September 2011	43,746,104.14	6.92767
October 2011	43,174,720.75	7.16869
November 2011	42,597,616.40	6.92786
December 2011	71,698,121.07	7.16889
January 2012	68,248,868.25	6.92805
February 2012	66,586,500.30	6.92815
March 2012	64,964,310.64	7.42675
April 2012	63,381,333.51	6.92835
May 2012	61,836,626.27	7.16940
June 2012	60,329,268.85	6.92855
July 2012	58,858,363.22	7.16961
August 2012	57,423,032.85	6.92875
September 2012	56,022,422.20	6.92886
October 2012	54,655,696.22	7.16992
November 2012	53,322,039.88	6.92906
December 2012	52,020,657.64	7.17014
January 2013	50,750,773.04	6.92927
February 2013	49,511,628.23	6.92938
March 2013	48,302,483.50	7.70408
April 2013	47,122,616.87	6.92960
May 2013	45,971,323.66	7.17069
June 2013	44,847,916.08	6.92981
July 2013	43,751,722.82	7.17092
August 2013	42,682,088.68	6.93003
September 2013	41,638,374.13	6.93015
October 2013	40,619,955.01	7.17127
November 2013	39,626,222.08	6.93037
December 2013	38,656,580.75	7.17150
January 2014	37,710,450.67	6.93060
February 2014	36,787,265.39	6.93072
March 2014	35,886,472.07	7.70557
April 2014	35,007,531.11	6.93095
May 2014	34,149,915.88	7.17211
June 2014	33,313,112.35	6.93119
July 2014	32,496,618.84	7.17236
August 2014	31,699,945.70	6.93143
September 2014	30,922,615.03	6.93156
October 2014	30,164,160.41	7.17273
November 2014 and thereafter	0.00	N/A

ANNEX B

The Scheduled Swap Notional Amount for each Distribution Date during the term of the Interest Rate Swap Agreement will be the related notional amount set forth below.

Distribution Date	Scheduled Swap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)
November 2006	0.00
December 2006	0.00
January 2007	0.00
February 2007	0.00
March 2007	0.00
April 2007	0.00
May 2007	0.00
June 2007	0.00
July 2007	0.00
August 2007	0.00
September 2007	0.00
October 2007	104,843,000.00
November 2007	104,843,000.00
December 2007	104,843,000.00
January 2008	104,843,000.00
February 2008	104,843,000.00
March 2008	104,843,000.00
April 2008	104,843,000.00
May 2008	104,843,000.00
June 2008	104,843,000.00
July 2008	104,843,000.00
August 2008	104,843,000.00
September 2008	104,843,000.00
October 2008	104,843,000.00
November 2008	104,843,000.00
December 2008	104,843,000.00
January 2009	104,843,000.00
February 2009	100,946,830.92
March 2009	95,605,264.22
April 2009	90,471,131.14
May 2009	85,536,390.96
June 2009	80,793,314.16
July 2009	76,234,470.40
August 2009	71,852,716.96
September 2009	67,641,187.62
October 2009	63,593,281.96
November 2009	59,702,655.09
December 2009	59,702,655.09
January 2010	59,702,655.09
February 2010	59,702,655.09
March 2010	59,702,655.09
April 2010	59,702,655.09
May 2010	59,702,655.09
June 2010	58,511,794.91
July 2010	56,231,037.14
August 2010	54,038,960.50
September 2010	51,932,123.90
October 2010	49,907,219.58
November 2010	47,961,067.90
December 2010	46,090,612.42
January 2011	44,292,864.49
February 2011	42,565,054.10
March 2011	40,904,466.30
April 2011	39,308,491.36
May 2011	37,774,620.66
June 2011	36,300,392.75
July 2011	34,883,543.30
August 2011	33,521,609.45
September 2011	32,212,687.95
October 2011	30,954,604.53
November 2011 and thereafter	0.00

Yield Tables to Call
		25% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
		Yield	Yield	Yield	Yield	Yield	Yield	Yield
A1 (@ par)	Yield	5.869	5.771	5.673	5.577	5.481	5.386	5.197
	WAL	3.61	1.92	1.31	1.00	0.81	0.68	0.51
	Mod Durn	3.05	1.73	1.21	0.94	0.76	0.64	0.49
	Principal Window	Nov06 - Oct14	Nov06 - Dec10	Nov06 - Aug09	Nov06 - Nov08	Nov06 - Jun08	Nov06 - Feb08	Nov06 - Oct07
	Principal # Months	96	50	34	25	20	16	12

A2 (@ par)	Yield	5.772	5.731	5.688	5.643	5.596	5.549	5.448
	WAL	8.62	4.53	3.02	2.25	1.77	1.46	1.06
	Mod Durn	6.62	3.88	2.70	2.05	1.64	1.37	1.00
	Principal Window	Oct14 - Feb16	Dec10 - Sep11	Aug09 - Feb10	Nov08 - Mar09	Jun08 - Sep08	Feb08 - May08	Oct07 - Dec07
	Principal # Months	17	10	7	5	4	4	3

A3 (@ par)	Yield	6.009	5.979	5.946	5.910	5.868	5.828	5.742
	WAL	11.35	6.15	4.09	3.00	2.29	1.87	1.34
	Mod Durn	8.00	4.99	3.53	2.67	2.08	1.72	1.25
	Principal Window	Feb16 - May20	Sep11 - May14	Feb10 - Nov11	Mar09 - Jul10	Sep08 - Jul09	May08 - Jan09	Dec07 - May08
	Principal # Months	52	33	22	17	11	9	6

A4 (@ par)	Yield	5.686	5.686	5.686	5.686	5.686	5.686	5.686
	WAL	19.65	12.22	8.32	6.15	4.76	3.72	2.36
	Mod Durn	11.59	8.60	6.48	5.08	4.09	3.29	2.17
	Principal Window	May20 - May30	May14 - May22	Nov11 - Jul17	Jul10 - Oct14	Jul09 - Jan13	Jan09 - Oct11	May08 - Apr10
	Principal # Months	121	97	69	52	43	34	24

M1 (@ par)	Yield	6.384	6.368	6.348	6.328	6.311	6.300	6.287
	WAL	17.22	10.44	7.07	5.28	4.35	3.89	3.48
	Mod Durn	9.96	7.22	5.41	4.29	3.66	3.34	3.03
	Principal Window	Jun16 - May30	Nov11 - May22	Mar10 - Jul17	Nov09 - Oct14	Jan10 - Jan13	Feb10 - Oct11	Apr10 - Apr10
	Principal # Months	168	127	89	60	37	21	1

M2 (@ par)	Yield	6.636	6.620	6.599	6.578	6.560	6.545	6.534
	WAL	17.22	10.44	7.07	5.27	4.31	3.77	3.43
	Mod Durn	9.78	7.12	5.36	4.25	3.60	3.23	2.97
	Principal Window	Jun16 - May30	Nov11 - May22	Mar10 - Jul17	Nov09 - Oct14	Nov09 - Jan13	Dec09 - Oct11	Feb10 - Apr10
	Principal # Months	168	127	89	60	39	23	3

M3 (@ par)	Yield	7.258	7.239	7.217	7.194	7.173	7.156	7.138
	WAL	17.20	10.42	7.06	5.26	4.27	3.72	3.26
	Mod Durn	9.34	6.89	5.23	4.16	3.52	3.14	2.81
	Principal Window	Jun16 - May30	Nov11 - May22	Mar10 - Jul17	Nov09 - Oct14	Nov09 - Jan13	Nov09 - Oct11	Dec09 - Apr10
	Principal # Months	168	127	89	60	39	24	5

Yield Tables to Maturity
		25% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
		Yield	Yield	Yield	Yield	Yield	Yield	Yield
A1 (@ par)	Yield	5.869	5.771	5.673	5.577	5.481	5.386	5.197
	WAL	3.61	1.92	1.31	1.00	0.81	0.68	0.51
	Mod Durn	3.05	1.73	1.21	0.94	0.76	0.64	0.49
	Principal Window	Nov06 - Oct14	Nov06 - Dec10	Nov06 - Aug09	Nov06 - Nov08	Nov06 - Jun08	Nov06 - Feb08	Nov06 - Oct07
	Principal # Months	96	50	34	25	20	16	12

A2 (@ par)	Yield	5.772	5.731	5.688	5.643	5.596	5.549	5.448
	WAL	8.62	4.53	3.02	2.25	1.77	1.46	1.06
	Mod Durn	6.62	3.88	2.70	2.05	1.64	1.37	1.00
	Principal Window	Oct14 - Feb16	Dec10 - Sep11	Aug09 - Feb10	Nov08 - Mar09	Jun08 - Sep08	Feb08 - May08	Oct07 - Dec07
	Principal # Months	17	10	7	5	4	4	3

A3 (@ par)	Yield	6.009	5.979	5.946	5.910	5.868	5.828	5.742
	WAL	11.35	6.15	4.09	3.00	2.29	1.87	1.34
	Mod Durn	8.00	4.99	3.53	2.67	2.08	1.72	1.25
	Principal Window	Feb16 - May20	Sep11 - May14	Feb10 - Nov11	Mar09 - Jul10	Sep08 - Jul09	May08 - Jan09	Dec07 - May08
	Principal # Months	52	33	22	17	11	9	6

A4 (@ par)	Yield	5.691	5.701	5.708	5.712	5.715	5.718	5.716
	WAL	20.50	13.52	9.42	7.01	5.44	4.28	2.67
	Mod Durn	11.79	9.04	6.98	5.56	4.51	3.67	2.41
	Principal Window	May20 - Jun36	May14 - Dec34	Nov11 - May30	Jul10 - Apr25	Jul09 - Jun21	Jan09 - Sep18	May08 - Jan15
	Principal # Months	194	248	223	178	144	117	81

M1 (@ par)	Yield	6.390	6.387	6.377	6.363	6.349	6.339	6.378
	WAL	17.78	11.24	7.72	5.78	4.75	4.21	4.12
	Mod Durn	10.08	7.47	5.70	4.56	3.90	3.55	3.52
	Principal Window	Jun16 - Jun35	Nov11 - Oct30	Mar10 - Aug24	Nov09 - Apr20	Jan10 - Jun17	Feb10 - May15	Jun10 - Sep12
	Principal # Months	229	228	174	126	90	64	28

M2 (@ par)	Yield	6.641	6.635	6.622	6.606	6.589	6.577	6.563
	WAL	17.69	11.06	7.57	5.65	4.60	4.02	3.61
	Mod Durn	9.87	7.32	5.58	4.45	3.78	3.39	3.11
	Principal Window	Jun16 - Jul34	Nov11 - Jul28	Mar10 - Jul22	Nov09 - Aug18	Nov09 - Jan16	Dec09 - Apr14	Feb10 - Dec11
	Principal # Months	218	201	149	106	75	53	23

M3 (@ par)	Yield	7.259	7.245	7.225	7.204	7.183	7.168	7.148
	WAL	17.38	10.63	7.23	5.39	4.37	3.80	3.31
	Mod Durn	9.37	6.96	5.30	4.23	3.58	3.20	2.85
	Principal Window	Jun16 - Aug32	Nov11 - Mar25	Mar10 - Sep19	Nov09 - Jun16	Nov09 - Apr14	Nov09 - Nov12	Dec09 - Jan11
	Principal # Months	195	161	115	80	54	37	14

Net WAC Table (other than the Class A-4 Certificates)

Period	Net WAC Cap (%)	Period	Net WAC Cap (%)	Period	Net WAC Cap (%)
1	7.46%	33	7.47%	65	7.47%
2	7.46%	34	7.47%	66	7.47%
3	7.46%	35	7.47%	67	7.47%
4	7.46%	36	7.47%	68	7.47%
5	7.46%	37	7.47%	69	7.47%
6	7.46%	38	7.47%	70	7.47%
7	7.46%	39	7.47%	71	7.47%
8	7.46%	40	7.47%	72	7.47%
9	7.46%	41	7.47%	73	7.47%
10	7.46%	42	7.47%	74	7.47%
11	7.46%	43	7.47%	75	7.47%
12	7.46%	44	7.47%	76	7.47%
13	7.46%	45	7.47%	77	7.47%
14	7.46%	46	7.47%	78	7.47%
15	7.46%	47	7.47%	79	7.47%
16	7.47%	48	7.47%	80	7.47%
17	7.47%	49	7.47%	81	7.47%
18	7.47%	50	7.47%	82	7.47%
19	7.47%	51	7.47%	83	7.47%
20	7.47%	52	7.47%	84	7.47%
21	7.47%	53	7.47%	85	7.47%
22	7.47%	54	7.47%	86	7.47%
23	7.47%	55	7.47%	87	7.47%
24	7.47%	56	7.47%	88	7.47%
25	7.47%	57	7.47%	89	7.47%
26	7.47%	58	7.47%	90	7.47%
27	7.47%	59	7.47%	91	7.47%
28	7.47%	60	7.47%	92	7.47%
29	7.47%	61	7.47%	93	7.47%
30	7.47%	62	7.47%	94	7.47%
31	7.47%	63	7.47%	95	7.47%
32	7.47%	64	7.47%	96	7.47%

Note: One-Month LIBOR = 5.320%
Note: Run at 100% PPC to the Optional Termination

Net WAC Table (Class A-4 Certificates)

Period	Net WAC Cap (%)	Period	Net WAC Cap (%)	Period	Net WAC Cap (%)
1	10.18%	33	7.47%	65	7.73%
2	7.46%	34	7.23%	66	7.23%
3	7.22%	35	7.23%	67	7.47%
4	7.22%	36	7.47%	68	7.23%
5	8.00%	37	7.23%	69	7.47%
6	7.22%	38	7.47%	70	7.23%
7	7.46%	39	7.23%	71	7.23%
8	7.22%	40	7.23%	72	7.47%
9	7.46%	41	7.89%	73	7.23%
10	7.22%	42	7.23%	74	7.47%
11	7.22%	43	7.47%	75	7.23%
12	7.46%	44	7.23%	76	7.23%
13	7.22%	45	7.47%	77	8.00%
14	7.46%	46	7.23%	78	7.23%
15	7.22%	47	7.23%	79	7.47%
16	7.22%	48	7.47%	80	7.23%
17	7.71%	49	7.23%	81	7.47%
18	7.22%	50	7.47%	82	7.23%
19	7.47%	51	7.23%	83	7.23%
20	7.22%	52	7.23%	84	7.47%
21	7.47%	53	7.91%	85	7.23%
22	7.22%	54	7.23%	86	7.47%
23	7.22%	55	7.47%	87	7.23%
24	7.47%	56	7.23%	88	7.23%
25	7.22%	57	7.47%	89	8.01%
26	7.47%	58	7.23%	90	7.23%
27	7.23%	59	7.23%	91	7.47%
28	7.23%	60	7.47%	92	7.23%
29	7.82%	61	7.23%	93	7.47%
30	7.23%	62	7.47%	94	7.23%
31	7.47%	63	7.23%	95	7.23%
32	7.23%	64	7.23%	96	7.47%

Note: One-Month LIBOR = 5.320%
Note: Run at 100% PPC to the Optional Termination

Class A-4 Net Effective Coupon Table

Period	Effective Coupon (%)*	Effective Coupon (%)**
1	5.62	5.62
2	5.62	10.50
3	5.62	10.50
4	5.62	10.50
5	5.62	10.50
6	5.62	10.50
7	5.62	10.50
8	5.62	10.50
9	5.62	10.50
10	5.62	10.50
11	5.62	10.50
12	5.62	10.50
13	5.62	10.50
14	5.62	10.50
15	5.62	10.50
16	5.62	10.50
17	5.62	10.50
18	5.62	10.50
19	5.62	10.50
20	5.62	10.50
21	5.62	10.50
22	5.62	10.50
23	5.62	10.50
24	5.62	10.50
25	5.62	10.50
26	5.62	10.50
27	5.62	10.50
28	5.62	10.50
29	5.62	10.50
30	5.62	10.50
31	5.62	10.50
32	5.62	10.50
33	5.62	10.50
34	5.62	10.50
35	5.62	10.50
36	5.62	10.50
37	5.62	10.50
38	5.62	10.50
39	5.62	10.50
40	5.62	10.50
41	5.62	10.50
42	5.62	10.50
43	5.62	10.50
44	5.62	10.50
45	5.62	10.50
46	5.62	10.50
47	5.62	10.50
48	5.62	10.50
49	5.62	10.50
50	5.62	10.50
51	5.62	10.50
52	5.62	10.50
53	5.62	10.50
54	5.62	10.50
55	5.62	10.50
56	5.62	10.50
57	5.62	10.50
58	5.62	10.50
59	5.62	10.50
60	5.62	10.50
61	5.62	10.50
62	5.62	10.50
63	5.62	10.50
64	5.62	10.50
65	5.62	10.50
66	5.62	10.50
67	5.62	10.50
68	5.62	10.50
69	5.62	10.50
70	5.62	10.50
71	5.62	10.50
72	5.62	10.50
73	5.62	10.50
74	5.62	10.50
75	5.62	10.50
76	5.62	10.50
77	5.62	10.50
78	5.62	10.50
79	5.62	10.50
80	5.62	10.50
81	5.62	10.50
82	5.62	10.50
83	5.62	10.50
84	5.62	10.50
85	5.62	10.50
86	5.62	10.50
87	5.62	10.50
88	5.62	10.50
89	5.62	10.50
90	5.62	10.50
91	5.62	10.50
92	5.62	10.50
93	5.62	10.50
94	5.62	10.50
95	5.62	10.50
96	5.62	10.50

Run at 100% PPC to the Optional Termination
* Note: One Month LIBOR = 5.32%
** Note: One Month LIBOR = 10.20%
** Includes payments made in respect of the Class A-4 Cap Agreement and the Interest Rate Swap Agreement

Excess Spread Table
Period	Forward 1 mo LIBOR (%)	Excess Spread at Static LIBOR (%)	Excess Spread at Forward LIBOR (%)	Period	Forward 1 mo LIBOR (%)	Excess Spread at Static LIBOR (%)	Excess Spread at Forward LIBOR (%)
1	5.320	2.00	2.00	49	5.150	1.85	1.92
2	5.371	1.58	1.57	50	5.156	1.93	1.99
3	5.373	1.54	1.52	51	5.162	1.84	1.91
4	5.346	1.55	1.54	52	5.167	1.84	1.91
5	5.320	1.72	1.72	53	5.174	2.09	2.15
6	5.297	1.56	1.57	54	5.180	1.84	1.90
7	5.257	1.63	1.65	55	5.187	1.92	1.98
8	5.209	1.58	1.62	56	5.192	1.83	1.89
9	5.167	1.65	1.70	57	5.198	1.92	1.98
10	5.122	1.60	1.67	58	5.204	1.83	1.89
11	5.077	1.61	1.70	59	5.209	1.83	1.88
12	5.035	1.74	1.75	60	5.217	1.92	1.97
13	5.011	1.75	1.76	61	5.226	1.71	1.79
14	4.989	1.77	1.77	62	5.234	1.86	1.93
15	4.966	1.77	1.77	63	5.242	1.71	1.77
16	4.958	1.77	1.77	64	5.246	1.71	1.77
17	4.954	1.79	1.79	65	5.251	2.01	2.07
18	4.947	1.78	1.78	66	5.255	1.71	1.76
19	4.951	1.79	1.79	67	5.258	1.86	1.91
20	4.958	1.80	1.80	68	5.260	1.71	1.76
21	4.963	1.81	1.81	69	5.263	1.86	1.91
22	4.970	1.81	1.81	70	5.262	1.71	1.76
23	4.978	1.82	1.82	71	5.261	1.71	1.76
24	4.985	1.83	1.83	72	5.263	1.86	1.91
25	4.993	1.83	1.83	73	5.265	1.71	1.76
26	5.004	1.84	1.84	74	5.268	1.86	1.90
27	5.012	1.84	1.84	75	5.271	1.71	1.75
28	5.015	1.84	1.84	76	5.271	1.71	1.75
29	5.020	1.87	1.88	77	5.274	2.16	2.20
30	5.024	1.82	1.85	78	5.277	1.71	1.75
31	5.032	1.85	1.88	79	5.278	1.86	1.90
32	5.043	1.82	1.86	80	5.279	1.71	1.75
33	5.052	1.86	1.90	81	5.281	1.86	1.89
34	5.058	1.82	1.87	82	5.282	1.71	1.74
35	5.066	1.82	1.88	83	5.282	1.71	1.74
36	5.073	1.87	1.94	84	5.282	1.86	1.89
37	5.078	1.82	1.89	85	5.280	1.71	1.75
38	5.083	1.87	1.94	86	5.281	1.86	1.89
39	5.088	1.82	1.89	87	5.281	1.71	1.74
40	5.091	1.83	1.90	88	5.281	1.71	1.74
41	5.098	2.02	2.09	89	5.286	2.17	2.19
42	5.103	1.84	1.91	90	5.288	1.71	1.74
43	5.109	1.91	1.98	91	5.292	1.87	1.89
44	5.115	1.85	1.93	92	5.297	1.72	1.74
45	5.122	1.93	2.00	93	5.304	1.88	1.89
46	5.130	1.85	1.93	94	5.311	1.74	1.74
47	5.136	1.85	1.93	95	5.320	1.74	1.74
48	5.142	1.93	2.00	96	5.328	1.90	1.89
Note: Run at 100% PPC to the Optional Termination
Note: Static One-Month LIBOR = 5.320%

Breakeven Losses
M-1
Loss Severity	30.00%	40.00%	50.00%
CDR	10.91%	7.85%	6.12%
Collateral Loss	8.82%	9.08%	9.23%

M-2
Loss Severity	30.00%	40.00%	50.00%
CDR	7.03%	5.18%	4.10%
Collateral Loss	6.22%	6.40%	6.51%

M-3
Loss Severity	30.00%	40.00%	50.00%
CDR	5.63%	4.20%	3.34%
Collateral Loss	5.16%	5.32%	5.41%

Assumptions:
1) Run at the pricing speed to maturity
2) Forward LIBOR
3) Triggers are failing
4) 12 month liquidation lag
5) "Break" is the CDR which creates the first dollar principal loss on the specified bond
6) Defaults are in addition to prepayments
7) Principal and Interest Advance

NHEL 2006-AF1
SUMMARY OF THE MORTGAGE LOANS
Number of Mortgage Loans:	1,371	W.A. FICO Score (1):	684
Aggregate Principal Balance:	$372,272,550	Fixed First Liens:	100.00%
		Fixed Non-Balloon Loans:	95.08%

Average Principal Balance:	$271,534	Purpose:
Low Principal Balance:	$33,200	Purchase:	53.68%
High Principal Balance:	$2,000,000	Refinance - Rate/Term:	8.01%
W.A. Coupon:	7.736%	Refinance - Cashout:	38.31%
Low Coupon:	5.000%
High Coupon:	11.000%	Property Type:
W.A. Stated Remaining Term:	353 months	Single Family Residence:	49.47%
Low Stated Remaining Term:	117 months	2-4 Family:	30.06%
High Stated Remaining Term:	359 months	PUD:	11.94%
W.A. Seasoning:	4 months	Condo:	7.12%
Latest Maturity Date:	September 1, 2036	Co-Op:	1.17%
		Condotel	0.21%
State Concentration (>5%):		Townhouse:	0.03%
New York	28.57%
New Jersey	12.85%	Occupancy Status:
California	9.61%	Owner-Occupied:	65.81%
Florida	9.61%	Investment:	28.43%
Massachusetts	5.45%	Second Home:	5.76%

Interest Only Loans:	43.45%	Documentation:
		Reduced/Limited:	47.69%
W.A. Original LTV:	75.00%	No Documentation:	11.50%
Low LTV:	14.00%	No Ratio:	22.69%
High LTV:	100.00%	Full/Alt:	10.11%
W.A. Effective LTV:	74.26%	Stated/Stated:	8.01%
Low Effective LTV:	14.00%
High Effective LTV:	95.00%	W.A. Prepayment Penalty Term:(2)	26 months
		Loans with Prepayment Penalties:	50.66%
(1) For loans that were scored
(2) For loans with prepayment penalties only

Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
Balloon 30/40	75	$18,301,126	4.92%	7.845%	673	77.46%	357
Fixed 10yr	1	218,829	0.06	8.500	706	80.00	117
Fixed 15yr	26	5,190,484	1.39	6.854	698	66.82	176
Fixed 20yr	8	2,142,808	0.58	6.999	669	67.52	237
Fixed 25yr	1	269,776	0.07	6.500	649	67.63	298
Fixed 30yr	758	184,414,842	49.54	7.686	682	74.75	356
Fixed 30yr - IO	502	161,734,685	43.45	7.820	688	75.38	356
Total:	1,371	$372,272,550	100.00%	7.736%	684	75.00%	353

Lien of the Mortgage Loans
	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
1	1,371	$372,272,550	100.00%	7.736%	684	75.00%	353
Total:	1,371	$372,272,550	100.00%	7.736%	684	75.00%	353

Principal Balances at Origination of the Mortgage Loans
Principal Balance at Origination ($)	Number of Mortgage Loans	Aggregate Original Principal Balance	% of Aggregate Original Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
1 - 50,000	16	$680,336	0.18%	8.093%	687	74.47%	324
50,001 - 100,000	159	12,452,718	3.35	8.003	688	72.05	349
100,001 - 150,000	230	29,374,982	7.89	7.860	679	75.21	352
150,001 - 200,000	206	36,053,107	9.68	7.824	680	75.86	349
200,001 - 250,000	178	39,867,482	10.71	7.738	682	75.73	352
250,001 - 300,000	132	36,410,010	9.78	7.683	681	76.35	355
300,001 - 350,000	108	35,067,822	9.42	7.697	687	75.82	350
350,001 - 400,000	87	32,744,861	8.80	7.774	686	75.34	356
400,001 - 450,000	66	28,028,931	7.53	7.813	677	76.95	356
450,001 - 500,000	53	25,204,686	6.77	7.654	688	77.04	350
500,001 - 550,000	32	16,812,234	4.52	7.531	695	75.93	351
550,001 - 600,000	27	15,553,353	4.18	7.484	684	73.88	351
600,001 - 650,000	23	14,502,588	3.90	7.624	700	74.04	348
650,001 - 700,000	10	6,750,301	1.81	7.726	679	75.00	356
700,001 - 750,000	3	2,158,426	0.58	8.294	687	78.05	354
750,001 - 800,000	8	6,228,197	1.67	7.779	692	74.97	357
800,001 - 850,000	3	2,471,927	0.66	7.704	695	69.48	353
850,001 - 900,000	2	1,774,767	0.48	7.996	654	72.54	358
900,001 - 950,000	5	4,649,416	1.25	7.021	671	67.00	356
950,001 - 1,000,000	17	16,727,370	4.49	7.825	694	69.71	356
1,150,001 - 1,200,000	1	1,150,092	0.31	6.875	716	70.00	357
1,250,001 - 1,300,000	1	1,275,000	0.34	8.125	710	75.00	358
1,300,001 - 1,350,000	1	1,320,000	0.35	8.250	640	60.00	352
1,450,001 - 1,500,000	1	1,495,000	0.40	7.125	636	65.00	356
1,500,001 - 1,550,000	1	1,518,946	0.41	7.750	691	70.00	358
1,950,001 - 2,000,000	1	2,000,000	0.54	8.375	681	63.49	357
Total:	1,371	$372,272,550	100.00%	7.736%	684	75.00%	353

Remaining Principal Balance of the Mortgage Loans
Remaining Principal Balance ($)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
1 - 50,000	16	$680,336	0.18%	8.093%	687	74.47%	324
50,001 - 100,000	160	12,552,650	3.37	7.995	688	72.03	348
100,001 - 150,000	230	29,423,784	7.90	7.862	679	75.25	352
150,001 - 200,000	205	35,904,373	9.64	7.824	681	75.84	350
200,001 - 250,000	178	39,867,482	10.71	7.738	682	75.73	352
250,001 - 300,000	132	36,410,010	9.78	7.683	681	76.35	355
300,001 - 350,000	109	35,417,577	9.51	7.692	687	75.72	350
350,001 - 400,000	86	32,395,106	8.70	7.781	686	75.45	356
400,001 - 450,000	68	28,927,947	7.77	7.803	678	76.89	353
450,001 - 500,000	51	24,305,670	6.53	7.660	687	77.11	353
500,001 - 550,000	32	16,812,234	4.52	7.531	695	75.93	351
550,001 - 600,000	27	15,553,353	4.18	7.484	684	73.88	351
600,001 - 650,000	23	14,502,588	3.90	7.624	700	74.04	348
650,001 - 700,000	10	6,750,301	1.81	7.726	679	75.00	356
700,001 - 750,000	3	2,158,426	0.58	8.294	687	78.05	354
750,001 - 800,000	8	6,228,197	1.67	7.779	692	74.97	357
800,001 - 850,000	3	2,471,927	0.66	7.704	695	69.48	353
850,001 - 900,000	2	1,774,767	0.48	7.996	654	72.54	358
900,001 - 950,000	5	4,649,416	1.25	7.021	671	67.00	356
950,001 - 1,000,000	17	16,727,370	4.49	7.825	694	69.71	356
1,150,001 - 1,200,000	1	1,150,092	0.31	6.875	716	70.00	357
1,250,001 - 1,300,000	1	1,275,000	0.34	8.125	710	75.00	358
1,300,001 - 1,350,000	1	1,320,000	0.35	8.250	640	60.00	352
1,450,001 - 1,500,000	1	1,495,000	0.40	7.125	636	65.00	356
1,500,001 - 1,550,000	1	1,518,946	0.41	7.750	691	70.00	358
1,950,001 - 2,000,000	1	2,000,000	0.54	8.375	681	63.49	357
Total:	1,371	$372,272,550	100.00%	7.736%	684	75.00%	353

Original Terms of the Mortgage Loans
Original Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
120	1	$218,829	0.06%	8.500%	706	80.00%	117
180	26	5,190,484	1.39	6.854	698	66.82	176
240	8	2,142,808	0.58	6.999	669	67.52	237
300	1	269,776	0.07	6.500	649	67.63	298
360	1,335	364,450,653	97.90	7.753	684	75.16	356
Total:	1,371	$372,272,550	100.00%	7.736%	684	75.00%	353

Remaining Terms of the Mortgage Loans
Remaining Term (months)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
61 - 120	1	$218,829	0.06%	8.500%	706	80.00%	117
121 - 180	26	5,190,484	1.39	6.854	698	66.82	176
181 - 240	8	2,142,808	0.58	6.999	669	67.52	237
241 - 300	1	269,776	0.07	6.500	649	67.63	298
301 - 360	1,335	364,450,653	97.90	7.753	684	75.16	356
Total:	1,371	$372,272,550	100.00%	7.736%	684	75.00%	353

Original Loan-to-Value Ratio of the Mortgage Loans
Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
Less than or equal to 50.00	52	$9,437,189	2.54%	6.935%	691	41.01%	343
50.01 - 55.00	21	5,568,932	1.50	7.272	681	52.74	344
55.01 - 60.00	27	11,023,988	2.96	7.394	682	58.59	354
60.01 - 65.00	83	27,687,149	7.44	7.284	681	64.15	349
65.01 - 70.00	182	53,963,618	14.50	7.479	687	69.46	348
70.01 - 75.00	126	37,616,420	10.10	7.835	683	74.45	355
75.01 - 80.00	808	212,687,616	57.13	7.887	685	79.81	354
80.01 - 85.00	11	2,337,305	0.63	7.937	676	83.08	355
85.01 - 90.00	40	7,686,560	2.06	8.068	677	89.61	357
90.01 - 95.00	13	2,509,102	0.67	7.979	677	94.46	352
95.01 - 100.00	8	1,754,670	0.47	8.200	696	100.00	357
Total:	1,371	$372,272,550	100.00%	7.736%	684	75.00%	353

Original Combined Loan-to-Value Ratio of the Mortgage Loans
Original Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
Less than or equal to 50.00	50	$9,207,189	2.47%	6.939%	690	40.95%	342
50.01 - 55.00	22	5,623,932	1.51	7.267	680	52.49	344
55.01 - 60.00	19	5,983,884	1.61	7.264	680	58.38	353
60.01 - 65.00	59	17,876,385	4.80	7.266	688	63.94	345
65.01 - 70.00	84	27,134,523	7.29	7.228	689	68.63	344
70.01 - 75.00	54	17,138,994	4.60	7.441	678	72.31	355
75.01 - 80.00	236	67,657,650	18.17	7.654	683	77.49	352
80.01 - 85.00	26	8,594,732	2.31	7.776	659	76.70	356
85.01 - 90.00	195	56,903,814	15.29	7.822	683	77.81	355
90.01 - 95.00	186	52,035,696	13.98	7.929	684	78.56	354
95.01 - 100.00	440	104,115,751	27.97	8.028	688	79.12	356
Total:	1,371	$372,272,550	100.00%	7.736%	684	75.00%	353

Mortgage Rate of the Mortgage Loans
Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate RemainingPrincipal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
4.501 - 5.000	1	$92,064	0.02%	5.000%	777	47.80%	165
5.501 - 6.000	2	727,700	0.20	6.000	697	68.12	356
6.001 - 6.500	63	17,748,570	4.77	6.453	701	66.37	344
6.501 - 7.000	194	58,033,843	15.59	6.871	692	70.64	343
7.001 - 7.500	250	71,746,349	19.27	7.329	683	73.99	353
7.501 - 8.000	418	115,889,400	31.13	7.826	681	76.21	355
8.001 - 8.500	241	63,045,371	16.94	8.314	683	77.20	355
8.501 - 9.000	153	34,446,026	9.25	8.813	684	79.38	357
9.001 - 9.500	22	4,320,556	1.16	9.288	668	81.23	356
9.501 - 10.000	23	5,203,390	1.40	9.738	656	80.45	355
10.001 - 10.500	3	916,883	0.25	10.191	669	76.26	356
10.501 - 11.000	1	102,400	0.03	11.000	642	80.00	357
Total:	1,371	$372,272,550	100.00%	7.736%	684	75.00%	353

FICO Score at Origination of the Mortgage Loans
FICO Score at Origination	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
561 - 580	1	$298,741	0.08%	7.875%	577	60.00%	354
581 - 600	5	1,507,314	0.40	8.213	588	66.70	355
601 - 620	26	6,900,118	1.85	7.950	617	73.12	355
621 - 640	189	50,177,033	13.48	7.846	632	74.04	352
641 - 660	231	58,736,215	15.78	7.831	650	76.36	354
661 - 680	230	63,301,939	17.00	7.717	670	75.63	352
681 - 700	254	66,533,318	17.87	7.688	690	74.83	353
701 - 720	163	50,498,234	13.56	7.721	711	75.18	350
721 - 740	143	38,235,205	10.27	7.748	730	75.74	355
741 - 760	74	22,455,907	6.03	7.591	752	73.28	350
761 - 780	37	9,235,686	2.48	7.476	770	73.89	350
781 - 800	16	3,874,632	1.04	7.099	787	71.38	352
Greater than or equal to 801	2	518,208	0.14	6.818	802	66.92	356
Total:	1,371	$372,272,550	100.00%	7.736%	684	75.00%	353

Documentation Type of the Mortgage Loans
Documentation Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
Full/Alt	166	$37,627,111	10.11%	7.565%	688	77.14%	354
No Ratio	302	84,483,184	22.69	7.899	685	75.63	353
No Documentation	192	42,814,591	11.5	7.558	691	69.58	347
Reduced/Limited	609	177,541,895	47.69	7.735	682	75.43	353
Stated	102	29,805,770	8.01	7.751	682	75.75	353
Total:	1,371	$372,272,550	100.00%	7.736%	684	75.00%	353

Occupancy Status of the Mortgage Loans
Occupancy Status	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
Owner-Occupied	784	$245,000,063	65.81%	7.578%	679	74.91%	353
Investor	508	105,845,681	28.43	8.105	695	75.42	352
2nd Home	79	21,426,806	5.76	7.723	701	73.94	349
Total:	1,371	$372,272,550	100.00%	7.736%	684	75.00%	353

Loan Purpose of the Mortgage Loans
Purpose	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
Purchase	775	$199,824,941	53.68%	7.945%	690	77.91%	353
Refi - Cash Out	485	142,615,175	38.31	7.524	678	71.07	351
Refi - Rate/Term	111	29,832,435	8.01	7.353	680	74.31	354
Total:	1,371	$372,272,550	100.00%	7.736%	684	75.00%	353

Property Type of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate RemainingPrincipal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
Single Family	749	$184,148,214	49.47%	7.669%	681	75.28%	352
2-4 Family	341	111,905,097	30.06	7.879	685	74.85	353
PUD	154	44,462,677	11.94	7.583	693	76.14	353
Condo	107	26,510,703	7.12	7.837	688	73.45	356
Co-op	17	4,363,594	1.17	7.881	672	65.48	354
Condotel	2	772,667	0.21	7.376	736	70.00	358
Townhouse	1	109,600	0.03	8.000	697	80.00	355
Total:	1,371	$372,272,550	100.00%	7.736%	684	75.00%	353

Geographic Distribution of the Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate RemainingPrincipal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
New York	252	$106,345,262	28.57%	7.547%	685	73.05%	352
New Jersey	165	47,848,658	12.85	7.788	679	75.20	353
California	96	35,783,439	9.61	7.647	693	73.97	354
Florida	144	35,774,336	9.61	7.797	685	75.09	356
Massachusetts	73	20,277,942	5.45	8.005	670	74.39	354
Nevada	57	14,024,498	3.77	7.506	701	76.42	356
Maryland	43	11,985,030	3.22	7.640	683	77.06	348
Virginia	38	10,369,353	2.79	7.908	673	73.76	355
Connecticut	51	10,268,213	2.76	7.970	692	75.93	340
Arizona	32	8,345,000	2.24	7.536	692	77.95	343
Pennsylvania	58	7,729,687	2.08	7.894	683	77.28	346
Rhode Island	26	6,882,473	1.85	8.223	669	75.22	356
Illinois	31	5,533,786	1.49	7.975	671	79.57	356
North Carolina	23	4,991,518	1.34	8.351	714	74.58	357
Minnesota	27	4,281,446	1.15	8.447	700	79.72	357
Georgia	24	3,450,842	0.93	8.007	674	77.29	357
Washington	14	2,804,661	0.75	8.009	681	77.14	356
Texas	19	2,778,187	0.75	7.642	686	77.39	356
Tennessee	17	2,675,120	0.72	8.265	681	80.66	355
Oregon	11	2,411,957	0.65	7.620	684	74.67	356
Ohio	18	2,278,574	0.61	7.695	706	80.13	354
Alabama	11	2,243,840	0.60	7.448	674	77.41	356
Maine	14	1,822,387	0.49	8.470	667	75.62	356
Arkansas	9	1,687,048	0.45	7.187	717	82.52	356
Missouri	12	1,686,920	0.45	8.234	664	76.68	356
Colorado	7	1,635,633	0.44	7.701	677	82.64	356
South Carolina	14	1,619,136	0.43	7.932	676	77.53	344
Louisiana	9	1,480,990	0.40	7.789	693	82.43	358
Hawaii	3	1,462,482	0.39	6.919	659	73.17	319
Wisconsin	9	1,386,765	0.37	7.819	667	79.02	356
New Hampshire	7	1,385,009	0.37	8.004	692	80.04	355
Indiana	10	1,351,106	0.36	7.995	686	76.49	336
Michigan	11	1,167,530	0.31	8.501	702	75.25	356
District of Columbia	4	1,130,581	0.30	7.558	661	75.89	356
New Mexico	4	1,028,089	0.28	8.100	693	75.82	356
Delaware	4	987,022	0.27	7.327	677	76.73	336
Utah	3	509,798	0.14	7.877	661	80.00	356
North Dakota	4	437,550	0.12	7.014	658	71.23	356
Montana	2	397,175	0.11	7.048	708	69.97	355
West Virginia	2	382,366	0.10	7.435	656	70.32	357
Nebraska	4	380,420	0.10	7.331	721	73.53	355
Mississippi	2	350,298	0.09	7.478	739	79.11	357
Wyoming	1	230,400	0.06	7.875	691	80.00	357
Oklahoma	2	228,239	0.06	8.530	647	85.85	355
Idaho	1	175,999	0.05	6.750	719	80.00	355
Iowa	1	104,768	0.03	7.875	721	75.89	174
Kentucky	1	101,020	0.03	8.875	640	75.00	356
Kansas	1	60,000	0.02	8.250	738	80.00	357
Total:	1,371	$372,272,550	100.00%	7.736%	684	75.00%	353

Original Prepayment Penalty Term of the Mortgage Loans
Original Prepayment Penalty Term (mos.)	Number of Mortgage Loans	Aggregate Remaining Principal Balance	% of Aggregate Remaining Principal Balance	Gross Coupon	FICO	Original LTV	Stated Remaining Term
No Prepay Penalty	634	$183,665,009	49.34%	7.706%	682	75.30%	352
6	15	6,631,143	1.78	8.139	706	73.13	355
12	214	67,040,885	18.01	7.786	686	73.94	353
24	108	20,978,201	5.64	8.178	686	76.45	355
30	1	155,790	0.04	8.000	725	80.00	358
36	376	87,899,880	23.61	7.634	686	75.01	352
60	23	5,901,642	1.59	7.585	685	74.53	356
Total:	1,371	$372,272,550	100.00%	7.736%	684	75.00%	353